UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 12, 2011

 Active Power, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30939	74-2961657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2128 W. Braker Lane, BK12
Austin, Texas 78758
(Address of principal executive offices, including zip code)

(512) 836-6464
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting, the stockholders of Active Power, Inc. (the “Company”) re-elected the following individuals as Class II Directors to serve on the Board of Directors. Each Class II Director will serve until the Company’s 2014 Annual Meeting, or until his successor is duly elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Jan H. Lindelow	40,806,262	2,545,197	23,208,297
James A. Clishem	41,960,493	1,390,966	23,208,297

In addition, stockholders voted on the matters set forth below at the Company’s Annual Meeting.

1.  A proposal to ratify the appointment of Grant Thornton LLP as the Company’s independent auditor for the fiscal year ending December 31, 2011 was approved based upon the following votes:

Votes for	66,116,483
Votes against	159,853
Abstentions	283,420

2.  The stockholders recommended a frequency of “One Year” for a non-binding advisory vote on compensation of named executive officers.  The result of the non-binding advisory vote on the frequency of future advisory votes on the compensation of named executive officers is based on the following votes:

Once every year	21,497,209
Once every two years	1,388,807
Once every three years	20,122,181
Abstentions	343,262
Broker Non-Votes	23,208,297

3.  A non-binding advisory vote to approve the compensation of the Company’s named executive officers was approved based upon the following votes:

Votes for	41,066,054
Votes against	771,830
Abstentions	1,513,575
Broker Non-Votes	23,208,297

4.  A proposal in favor of term limits for outside directors was rejected based upon the following votes:

Votes for	8,549,337
Votes against	34,553,798
Abstentions	248,324
Broker Non-Votes	23,208,297

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTIVE POWER, INC.

Date: May 16, 2011	By:	/S/ JOHN PENVER
John Penver Chief Financial Officer